EXHIBIT 10.10

DETERMINATION OF INTELLECTUAL PROPERTY RIGHTS AGREEMENT

This Determination of Intellectual Property Rights Agreement (“Agreement”) is made as of the first day of July, 2002 (“Effective Date”), between the University of Rochester, an educational institution chartered by the State of New York with offices at 518 Hylan Building, Box 270140, Rochester, New York 14627-0140 (“University”), and VirtualScopics, LLC, a for-profit New York limited liability company with offices at 350 Linden Oaks, Rochester, New York 14625 (“VirtualScopics”).

University and VirtualScopics are parties to a certain Sale of Intellectual Property Agreement, dated April 5, 2002, pursuant to which VirtualScopics acquired rights in and to University patents and patent applications listed in Attachment A.

WHEREAS, University permits its faculty members under its “Policy on External Activities Relating to Research and Scholarship” to pursue consulting relationships with external organizations; and

WHEREAS, Kevin J. Parker, Ph.D (“Dr. Parker”) has a faculty appointment at University and is a co-inventor of the patents and patent applications listed in Attachment A; and

WHEREAS, VirtualScopics represents that it has retained Dr. Parker as a consultant pursuant to a Consulting Agreement dated July 1, 2002 ("Consulting Agreement") to assist VirtualScopics in development of image-based biomarkers and related software for measuring image-based biomarkers as described in detail in Attachment B (hereinafter “Fields of Invention”), as amended from time to time, and that such Consulting Agreement will contain a representation from Dr. Parker that the Consulting Agreement is not inconsistent with University policies pertaining to consulting services by full-time faculty members, copies of which are attached to this Agreement at Attachment C (the “University Policies”);

THEREFORE, in consideration of the premises and promises in this Agreement, the Parties agree as follows:

1.
“VirtualScopics' Subject Invention(s)” means all intellectual property, including without limitation those listed on Attachment A and Attachment B and all technical information, know-how, copyrights, models, drawings, specifications, prototypes, inventions and software, whether or not patentable, that is discovered, created or reduced to practice by Dr. Parker in performance of work on behalf of VirtualScopics under his consulting arrangement with VirtualScopics.

2.
VirtualScopics acknowledges that Dr. Parker is a faculty member at the University and as such performs work for the University in fields other than those fields that are within the Fields of Invention or the VirtualScopics' Subject Inventions.

3.
For the purpose of complying with the terms of this agreement, the Parties agree to disclose to each other, in writing, each and every VirtualScopics' Subject Invention during the term of this Agreement. The Parties will disclose VirtualScopics' Subject Inventions to each other within thirty (30) days after Dr. Parker first discloses the invention in writing to the person(s) responsible for invention matters of the disclosing Party. In addition, each Party will disclose to the other, in writing, any VirtualScopics' Subject Invention disclosed to it by Dr. Parker during the time period beginning on the Effective Date and ending on the date of execution of this Agreement by both Parties, within thirty (30) days of such execution. All written disclosures of such inventions shall contain sufficient detail of the invention and identification of any statutory bars, and shall be marked confidential.

4.
Each Party agrees that all information disclosed hereunder is Confidential Information ("Confidential Information") and shall be held in the strictest confidence. Each Party agrees that it will use the Confidential Information disclosed to it by the other Party under this Agreement only for the purpose of monitoring and enforcing compliance with their respective intellectual property policies, and will not disclose such Confidential Information to a third party; provided that a Party may so disclose Confidential Information that: (a) was independently known by it prior to the disclosure by the other Party; (b) becomes generally known to the public through no act or omission of the Party or any other party with no duty to keep such information confidential; (c) has been or is made available to the Party by a third party having the lawful right to do so without breaching any obligation to either Party; or (d) the Party is required to disclose pursuant to a judicial or administrative order, provided that the Party shall notify the disclosing Party of the order and cooperate with the disclosing Party in obtaining a protective order if it opts to seek one. This provision shall survive the expiration or termination of this Agreement.

5.	The University agrees that it shall have no rights to or interest in any of the VirtualScopics’ Subject Inventions set forth on Attachments A and B.

6.
With respect to any VirtualScopics’ Subject Inventions (other than those set forth on Attachments A and B which are addressed separately in Section 5 above), the University agrees that it shall have no rights to any VirtualScopics' Subject Inventions made by Dr. Parker during the performance of this Agreement within the Fields of Invention that are developed by Dr. Parker solely or jointly with VirtualScopics or any third party other than the University in any laboratory, research facility, or other building of VirtualScopics or a partner of VirtualScopics other than the University.

7.
VirtualScopics acknowledges that the University does not waive any interest it may have in inventions, other than those inventions set forth on Attachments A and B, developed by Dr. Parker within the scope of his employment by the University, and that all inventions made by Dr. Parker during the term of this Agreement, other than those inventions set forth on Attachments A and B, directly or indirectly developed with the use of significant University resources and/or facilities, as defined in the University Policies, shall be the sole property of the University.

8.
Each party shall indemnify and hold the other harmless from and against any and all claims, liability, damage, loss, cost or expense (including reasonable attorneys’ fees and costs), whether incurred in a third party action or in an action to enforce this Agreement, arising as a result of the party’s negligence, misconduct or breach of this Agreement. This indemnity shall survive termination of this Agreement and shall be effective notwithstanding the limits of any applicable insurance coverage on the part of either party.

9.
This Agreement will have a term beginning with the Effective Date and ending one hundred eighty (180) days after the termination or expiration of Dr. Parker’s consulting arrangement with VirtualScopics.

10.
This Agreement may be terminated by a non-breaching party if another Party fails to comply with any term herein and such failure is not cured to the reasonable satisfaction of the non-breaching Party within thirty (30) days after the breaching Party’s receipt of notice of such breach. If the breach has not been cured within such time, Dr. Parker’s consulting arrangement with VirtualScopics will terminate at the end of the calendar month in which the time period expires, and this Agreement will continue for one hundred eighty (180) days thereafter.

11.
This Agreement may be terminated by either Party without cause upon one hundred eighty (180) days written notice to the other Party. If the Agreement is terminated by VirtualScopics without cause under this provision, Dr. Parker’s consulting arrangement with VirtualScopics will also terminate at the end of such one hundred eighty (180) day period.

12.
The obligations of the Parties which have accrued as of the date of termination or are intended to survive termination will not be affected by any termination of this Agreement. Termination of this Agreement shall not affect Dr. Parker’s obligations to VirtualScopics to comply with this Agreement and the Consulting Agreement and Dr. Parker's continuing obligations as a University faculty member to comply with University Policies including those related to intellectual property and performing external activities as an independent consultant.

13.
This Agreement will be construed in accordance with the laws of the United States of America and the State of New York, without reference to its conflict of law provisions. All actions or proceedings arising in connection with this Agreement will be tried and litigated exclusively in the courts located in Monroe County, New York. The parties consent to the exclusive personal jurisdiction of such venue, which choice of venue is intended by the parties to be mandatory and not permissive and to preclude the possibility of litigation between the parties arising out of this Agreement in any jurisdiction other than that specified in this Section. Each party waives any right it may have to assert the doctrine of forum non-conveniens or similar doctrine or to object to venue with respect to any proceeding brought in accordance with this Section.

14.
This Agreement may be executed in one or more counterparts, each of which will be deemed an original, and will become effective and binding upon the parties as of the execution date at such time as all the signatories hereto have signed a counterpart of this Agreement.

15.
This Agreement is the entire agreement between the parties with respect to its subject matter, and it supersedes all other prior and contemporary agreements and understandings, written or oral, between them with respect thereto. This Agreement may be modified only by a written instrument signed by both parties.

16.	This Agreement is binding on and will inure to the benefit of the respective successors and permitted assigns of the parties.

17.	All rights and remedies available at law or in equity available to a party are will be considered to be cumulative and not limited by this Agreement.

18.
All notices to a party hereunder will be in writing and will be delivered personally, by certified or registered mail (return receipt requested), or by a nationally recognized courier service with a tracking system to verify receipt. Notices will be effective upon receipt and delivered to the addresses set forth below or to such other address as may be changed by notice.

Notices to University will be sent to:

Director, Office of Technology Transfer
University of Rochester
518 Hylan Building, Box 270140
Rochester, New York 14627
Tel.: 585.275.3998

With a copy to:

General Counsel
University of Rochester
601 Elmwood Avenue, Box 308
Rochester, New York 14642
Tel.: 585.275.8019

Notices to VirtualScopics will be sent to:

Mr. Mikael Totterman
VirtualScopics, LLC
350 Linden Oaks
Rochester, New York 14625
Tel: 585.249-6231

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the dates indicated below.

	UNIVERSITY OF ROCHESTER		VIRTUALSCOPICS, LLC

By:	/s/ Charles E. Phelps	By:	/s/ Mikael Totterman
	Charles E. Phelps		Mikael Totterman
	Its: Provost		Its: Chief Operating Officer

Agreed to and Acknowledged by:

/s/ Kevin J. Parker, Ph.D

Kevin J. Parker, Ph.D.

Attachment A

VirtualScopics - Patents and Patent Applications

	UR tech. ref.	Law firm ref.	Number	Title	Status
1	*765	116741-0025	6,169,817 (09/185,514)	System and Method For 4D Reconstruction and Visualization	US issued 01/02/2001 (filed 11/04/1999).
1	*765	116741-0123	PCT/US99/25704 WO 00/26852	System and Method For 4D Reconstruction and Visualization	PCT filed 11/03/1999 WIPO published 05/11/2000.
1	*765	116741-0176	99958737.1	System and Method For 4D Reconstruction and Visualization	Europe filed 11/03/1999.
1	*765	116741-0173	7005694/01	System and Method For 4D Reconstruction and Visualization	Korea filed 05/04/2001.
1	*765	116741-0174	580158/00	System and Method For 4D Reconstruction and Visualization	Japan filed 05/07/2001.
1	*765	116741-0175	142972	System and Method For 4D Reconstruction and Visualization	Israel filed 05/04/2001.
1	*765	116741-0177	2350017	System and Method For 4D Reconstruction and Visualization	Canada filed 05/04/2001.
1	*765	116741-0178	16034/00	System and Method For 4D Reconstruction and Visualization	Australia filed 05/22/2001.

2	*765-01	116741-0138	09/540,524	Magnetic Resonance Imaging with Resolution and Contrast Enhancement	US filed 03/31/2000 1st office action & interview with examiner 07/2002 - supplemental amendment filed. Request for continued examination filed 07/22/2003.
2	*765-01	116741-0168	PCT/US01/10308 WO 01/75483	Magnetic Resonance Imaging with Resolution and Contrast Enhancement	PCT filed 04/02/2001.
2	*765-01	116741-0169	90107831	Magnetic Resonance Imaging with Resolution and Contrast Enhancement	Taiwan filed 05/28/2001
2		116741-00204		Magnetic Resonance Imaging with Resolution and Contrast Enhancement	Canada filed; 09/30/2002.
2		116741-00205		Magnetic Resonance Imaging with Resolution and Contrast Enhancement	JP filed; 09/30/2002.
2		116741-00206		Magnetic Resonance Imaging with Resolution and Contrast Enhancement	EP filed; 09/30/2002.

3	*985	116741-0180	09/908,492	System and Method for Reducing or Eliminating Streak Artifacts and Illumination Inhomogeneity in CT Imaging	US filed 07/19/2001. Office action 06/2003, claims 4-9, 13-18 allowed, others in contest.
3		116741-00202	PCT/US02/22707 WO 03/009215 A1	System and Method for Reducing or Eliminating Streak Artifacts and Illumination Inhomogeneity in CT Imaging	PCT filed 07/18/2002. Intl pub date 01/30/2003.

4	*1047	116741-0183	60/306,166	System and Method for Quantifying Tissue Structures and their Change over Time	Provisional filed 07/19/2001.
4	*1047	116741- 0182	10/189,476	System and Method for Quantifying Tissue Structures and their Change over Time	US filed 07/8/2002. Search report + “over time” claims on 11/2002.
4		116741-00203	PCT/US02/22706 WO 03/009214 A1	System and Method for Quantifying Tissue Structures and their Change over Time	PCT filed 07/18/2002. Intl pub date 01/30/2003. PCT written opinion 04/2003. Cites Yang & Summers, response filed 05/2003, with amended claims.

5	*1048	116741-0186	60/307,869	System and Method for Quantitative Assessment of Joint Diseases and the Change over Time of Joint Diseases	Provisional filed 07/27/2001.
5	*1048	116741- 0198	10/205,606	System and Method for Quantitative Assessment of Joint Diseases and the Change over Time of Joint Diseases	US filed 07/26/2002.
5		116741-00207	PCT/US02/23705	Method and System for Quantitative Assessment of Joint Diseases and the Change over Time of Joint Diseases	PCT filed 07/26/2002. Search report “entirely favorable” 12/2002.

6	*1059	116741-0191	60/316,965	System and Method for Quantitative Assessment of Neurological Diseases and the Change over Time of Neurological Diseases	Provisional filed 09/05/2001.
6	*1059	116741- 0199	10/233,562	System and Method for Quantitative Assessment of Neurological Diseases and the Change over Time of Neurological Diseases	Filed 09/4/2002.
6		116741-00208		Method and System for Quantitative Assessment of Neurological Diseases and the Change over Time of Neurological Diseases	PCT filed 09/2002. Search report (-), cited Guilhuis & Kennedy, response filed 08/2003.

7	*1060	116741-0192	60/322,427	System and Method for Quantitative Assessment of Cancers and their Change over Time	Provisional filed 09/17/2001.
7	*1060	116741- 0200		System and Method for Quantitative Assessment of Cancers and their Change over Time	US filed 09/12/2002.
7		116741-00201		Method and System for Quantitative Assessment of Cancer Diseases and the Change over Time of Cancer Diseases	PCT filed 09/2002. Written opinion 06/2003 (-), cited Guilhuis & Chaturvedi. Amended response 9/2003.

8		116741-00209	10/262,672	Method and System for Automatic Identification and Quantification of Abnormal Anatomical Structures in Medical Images (with exemplar)	US filed 10/02/2002. Examiner agrues two inventions 10/2003. Bifurcated 11/2003, claims 1-15 active, claims 16-17, 18-31 require new divisional.
8		116741- 00237	Divisional of 10/262,672	Method and System for Automatic Identification and Quantification of Abnormal Anatomical Structures in Medical Images (with exemplar) - Divisional	US Divisional filed 01/20/2004.

9	116741-00210	10/262,671	Method and System for Assessment of Biomarkers by Measurement of Response to Stimuli	US filed 10/02/2002. PCT filed 10/2003.

10	116741-00212	10/352,867	Method and System for Use of Biomarkers in Diagnostic Imaging (CAL)	US filed 01/29/2003.

11	116741-00213	10/366,693	Automated Measurement of Anatomical Structures in Medical Imaging (probability map, deformable template)	US filed 02/14/2003.

12	116741- 00214		Method and System for Automatic Extraction of Load-Bearing Regions of Cartilage and Measurements of Biomarkers	US filed 11/20/2003.

13	116741- 00215	10/670,564	Semi-Automated Measurement of Anantomical Structures using Statistical and Morphological Priors (Vessel Bifurcations)	US filed 09/26/2003.

14			2-Sequence Meniscus.	Drafted 08/2003.

15			Nonrigid Registration of Medical Images	Draft in preparation 12/2003.

16			Automatic Plasma and Perfusion	Draft submitted 01/2004.

Notes:    University of Rochester Technology Reference Number preface is 2-11144- * in all cases.
Law firm reference number is that of the firm, Blank Rome Comisky & McCauley, LLP of Washington, D.C. The portion of the reference number identifying the client (the six digits before the separator) has been changed from 000687 to 116741. The portion of the reference number identifying the matter (after the separator) has not been changed.
** With a change in Taiwanese law, a filing date of 04/02/2001 was recently accorded.

Attachment B - Fields of Invention

Part 1 –   System and Method for Quantifying Tissue Structures and their Change over Time
Part 2 –   A Method and System for Quantitative Assessment of Joint Diseases and the Change  over Time of Joint Diseases
Part 3 –   A Method and System for Quantitative Assessment of Neurological Diseases and the Change over Time of Neurological Diseases
Part 4  –  A Method and System for Quantitative Assessment of Solid Tumors and the Change over Time of Solid Tumors in Humans

Attachment C

University Intellectual Property and Faculty Consulting Policies